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                                                     EXHIBIT 23.2


                    DeGolyer and MacNaughton
                        One Energy Square
                       Dallas, Texas 75206


                         March 29, 1994




ENSERCH Corporation
ENSERCH Center
300 South St. Paul Street
Dallas, Texas  75201

Gentlemen:

     We hereby consent to (a) the use of information from our "Report as of January 1, 1994 on Proved Reserves of Certain Properties in Scurry County, Texas owned by ENSERCH Corporation," "Report as of January 1, 1994 on Proved and Probable Reserves of Certain Properties owned by EP Operating Company," and "Report as of January 1, 1994 on Certain Proved Reserves of Natural Gas Liquids contracted to Enserch Processing, Inc." and to reference to us in "Properties" appearing in Part I, and to the reference to us in Note 13 of the Notes to Consolidated Financial Statements appearing in Appendix A of your Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and (b) the incorporation by reference in Registration Statements No. 2-59259, No. 2-77572,
No. 33-40589, and No. 33-47911, each on Form S-8, and Registration Statements No. 33-15623 and No. 33-52525, each on Form S-3 of the references to us described in (a) above.

                              Very truly yours,



                              DeGOLYER and MacNAUGHTON